Exhibit 99

Colgate Announces 1st Quarter 2024 Results

•Net sales increased 6.2%; Organic sales* increased 9.8%
•GAAP EPS increased 84% to $0.83; Base Business EPS* increased 18% to $0.86
•GAAP Gross profit margin and Base Business Gross profit margin* increased 310 basis points to 60.0%
•Net cash provided by operations was $681 million for the first three months of 2024
•Colgate’s leadership in toothpaste continued with its global market share at 41.3% year to date
•Colgate’s leadership in manual toothbrushes continued with its global market share at 31.7% year to date
•The Company updated its financial guidance for full year 2024

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2024	2023	Change
Net Sales	$5,065	$4,770	+6.2%
EPS (diluted)	$0.83	$0.45	+84%

First Quarter Total Company Results (Base Business - Non-GAAP)*
	2024	2023	Change
Organic Sales Growth			+9.8%
Base Business EPS (diluted)	$0.86	$0.73	+18%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, April 26, 2024…Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2024. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business first quarter results, “We are very pleased to have started 2024 with another quarter of strong top and bottom line performance as we continued to execute our strategy successfully. Net sales increased 6.2% and organic sales grew 9.8%, with organic sales growth in every division and across all categories. We are particularly pleased to have delivered double-digit growth in operating profit, net income and earnings per share for the third consecutive quarter while still investing for the long-term health of our business.

“The strong gross and operating margin expansion in the quarter funded a 16% increase in advertising and we expect strong levels of brand investment over the balance of 2024. We also continued to invest behind building and scaling the capabilities needed to drive our growth going forward, in areas like innovation, digital, data and analytics, revenue growth management and marketing effectiveness.

“Our strong growth momentum and great start to the year add to our confidence that we are executing the right strategies to deliver on our updated 2024 financial targets and generate consistent, compounded earnings per share growth.”

Full Year 2024 Guidance

Based on current spot rates:
•The Company is raising its net sales growth guidance to 2% to 5% (versus 1% to 4% previously) including a mid-single-digit negative impact from foreign exchange (versus low-single-digit negative impact previously).
•The Company is raising its organic sales growth guidance to 5% to 7% (versus 3% to 5% previously).
•On a GAAP basis, the Company still expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
•On a non-GAAP (Base Business) basis, the Company still expects gross profit margin expansion, increased advertising investment and mid to high-single-digit earnings-per- share growth.

Divisional Performance
See attached "Table 5 - Geographic Sales Analysis Percentage Changes" and "Table 4 - Segment Information" for additional information on net sales and operating profit by division.

First Quarter Sales Growth By Division (% change 1Q 2024 vs. 1Q 2023 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	20%	+4.0%	+4.0%	+2.9%	+2.9%	+1.2%	—%
Latin America	25%	+16.5%	+25.9%	+6.2%	+6.2%	+19.7%	-9.4%
Europe	14%	+9.5%	+7.2%	+3.1%	+3.1%	+4.1%	+2.3%
Asia Pacific	14%	-1.5%	+1.5%	-2.9%	-2.9%	+4.4%	-3.0%
Africa/Eurasia	5%	-4.5%	+16.2%	+3.9%	+3.9%	+12.2%	-20.7%
Hill's	22%	+3.9%	+4.2%	-3.9%	-3.9%	+8.2%	-0.3%

Total Company	100%	+6.2%	+9.8%	+1.3%	+1.3%	+8.5%	-3.6%
Note: Table may not sum due to rounding.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

First Quarter Operating Profit By Division ($ in millions)
	1Q 2024	% Change vs 1Q 2023	% to Net Sales	Change in basis points vs 1Q 2023 % to Net Sales
North America	$222	15%	22.3%	+220
Latin America	$405	29%	32.3%	+300
Europe	$144	24%	20.3%	+250
Asia Pacific	$207	2%	28.5%	+110
Africa/Eurasia	$66	-3%	23.9%	+30
Hill's	$199	9%	18.0%	+80

Total Company, As Reported	$1,047	15%	20.7%	+160
Total Company, Base Business*	$1,083	15%	21.4%	+170
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding first quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.7 billion children and their families since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E
Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of the war in Ukraine, the impact of the Israel-Hamas war, cost-reduction plans (including the 2022 Global Productivity Initiative), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, the 2022 Global Productivity Initiative and product recall costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2024 versus 2023 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2024 and 2023 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2024 and 2023 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024	2023

Net sales	$5,065	$4,770

Cost of sales	2,026	2,058

Gross profit	3,039	2,712

Gross profit margin	60.0%	56.9%

Selling, general and administrative expenses	1,916	1,758

Other (income) expense, net	76	45

Operating profit	1,047	909

Operating profit margin	20.7%	19.1%

Non-service related postretirement costs	22	294

Interest (income) expense, net	58	54

Income before income taxes	967	561

Provision for income taxes	238	147

Effective tax rate	24.6%	26.2%

Net income including noncontrolling interests	729	414

Less: Net income attributable to noncontrolling interests	46	42

Net income attributable to Colgate-Palmolive Company	$683	$372

Earnings per common share
Basic	$0.83	$0.45
Diluted	$0.83	$0.45

Supplemental Income Statement Information
Average common shares outstanding
Basic	822.8	831.4
Diluted	825.9	833.0

Advertising	$672	$579

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2024, December 31, 2023 and March 31, 2023

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2024	2023	2023
Cash and cash equivalents	$1,079	$966	$867
Receivables, net	1,813	1,586	1,590
Inventories	1,914	1,934	2,110
Other current assets	834	793	899
Property, plant and equipment, net	4,497	4,582	4,363
Goodwill	3,341	3,410	3,375
Other intangible assets, net	1,837	1,887	1,918
Other assets	1,256	1,235	1,051
Total assets	$16,571	$16,393	$16,173

Total debt	$8,689	$8,549	$8,907
Other current liabilities	4,776	4,411	4,404
Other non-current liabilities	2,489	2,476	2,437
Total liabilities	15,954	15,436	15,748
Total Colgate-Palmolive Company shareholders’ equity	230	609	(6)
Noncontrolling interests	387	348	431
Total liabilities and equity	$16,571	$16,393	$16,173

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,379	$7,404	$7,764
Working capital % of sales	(2.2)%	(1.4)%	(0.4)%

Note:
(1) Marketable securities of $231, $179 and $276 as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2024 and 2023

(Dollars in Millions) (Unaudited)

	2024	2023
Operating Activities
Net income including noncontrolling interests	$729	$414
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	150	128
ERISA litigation matter	—	267
Restructuring and termination benefits, net of cash	30	(7)
Stock-based compensation expense	19	14
Deferred income taxes	12	(20)
Cash effects of changes in:
Receivables	(252)	(57)
Inventories	11	(24)
Accounts payable and other accruals	8	(2)
Other non-current assets and liabilities	(26)	22
Net cash provided by (used in) operations	681	735

Investing Activities
Capital expenditures	(126)	(163)
Purchases of marketable securities and investments	(139)	(112)
Proceeds from sale of marketable securities and investments	78	14
Other investing activities	(6)	(3)
Net cash provided by (used in) investing activities	(193)	(264)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	728	(927)
Principal payments on debt	(500)	(500)
Proceeds from issuance of debt	1	1,495
Dividends paid	(394)	(390)
Purchases of treasury shares	(509)	(180)
Proceeds from exercise of stock options	336	122
Other financing activities	(23)	5
Net cash provided by (used in) financing activities	(361)	(375)

Effect of exchange rate changes on Cash and cash equivalents	(14)	(4)
Net increase (decrease) in Cash and cash equivalents	113	92
Cash and cash equivalents at beginning of the period	966	775
Cash and cash equivalents at end of the period	$1,079	$867
Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$681	$735
Less: Capital expenditures	(126)	(163)
Free cash flow before dividends	$555	$572

Income taxes paid	$150	$171
Interest paid	$123	$94

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2024 and 2023

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net Sales
Oral, Personal and Home Care

North America	$997	$958
Latin America	1,253	1,075
Europe	711	650
Asia Pacific	727	738
Africa/Eurasia	276	288

Total Oral, Personal and Home Care	3,963	3,709

Pet Nutrition	1,102	1,061

Total Net Sales	$5,065	$4,770

	Three Months Ended March 31,
	2024	2023
Operating Profit
Oral, Personal and Home Care

North America	$222	$193
Latin America	405	315
Europe	144	116
Asia Pacific	207	202
Africa/Eurasia	66	68

Total Oral, Personal and Home Care	1,044	894

Pet Nutrition	199	183
Corporate(1)	(196)	(168)

Total Operating Profit	$1,047	$909

Note: Table may not sum due to rounding.

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $36.
Corporate Operating profit (loss) for the three months ended March 31, 2023 included product recall costs of $25 and charges resulting from the 2022 Global Productivity Initiative of $5.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2024 vs. 2023

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	6.2%	9.8%	1.3%	1.3%	8.5%	(3.6)%

North America	4.0%	4.0%	2.9%	2.9%	1.2%	—%

Latin America	16.5%	25.9%	6.2%	6.2%	19.7%	(9.4)%

Europe	9.5%	7.2%	3.1%	3.1%	4.1%	2.3%

Asia Pacific	(1.5)%	1.5%	(2.9)%	(2.9)%	4.4%	(3.0)%

Africa/Eurasia	(4.5)%	16.2%	3.9%	3.9%	12.2%	(20.7)%

Total CP Products	6.8%	11.4%	2.8%	2.8%	8.6%	(4.5)%

Hill’s	3.9%	4.2%	(3.9)%	(3.9)%	8.2%	(0.3)%

Emerging Markets(1)	7.5%	15.7%	2.2%	2.2%	13.5%	(8.1)%

Developed Markets	5.1%	4.9%	0.6%	0.6%	4.3%	0.2%

Note: Table may not sum due to rounding.

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2024	2023
Selling, general and administrative expenses, GAAP	$1,916	$1,758
2022 Global Productivity Initiative	(1)	—
Selling, general and administrative expenses, non-GAAP	$1,915	$1,758

Other (Income) Expense, Net	2024	2023
Other (income) expense, net, GAAP	$76	$45
2022 Global Productivity Initiative	(35)	(5)
Product recall costs	—	(25)
Other (income) expense, net, non-GAAP	$41	$15

Operating Profit	2024	2023	% Change
Operating profit, GAAP	$1,047	$909	15%
2022 Global Productivity Initiative	36	5
Product recall costs	—	25
Operating profit, non-GAAP	$1,083	$939	15%

			Basis Point
Operating Profit Margin	2024	2023	Change
Operating profit margin, GAAP	20.7%	19.1%	160
2022 Global Productivity Initiative	0.7%	0.1%
Product recall costs	—%	0.5%
Operating profit margin, non-GAAP	21.4%	19.7%	170

Non-Service Related Postretirement Costs	2024	2023
Non-service related postretirement costs, GAAP	$22	$294
ERISA litigation matter	—	(267)
2022 Global Productivity Initiative	—	(1)
Non-service related postretirement costs, non-GAAP	$22	$26

Table 6
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$967	$238	$729	$46	$683	24.6%	$0.83
2022 Global Productivity Initiative	36	6	30	—	30	(0.3)%	0.03
Non-GAAP	$1,003	$244	$759	$46	$713	24.3%	$0.86

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$561	$147	$414	$42	$372	26.2%	$0.45
ERISA litigation matter	267	55	212	—	212	(1.8)%	0.25
Product recall costs	25	6	19	—	19	—%	0.02
2022 Global Productivity Initiative	6	1	5	—	5	(0.1)%	0.01
Non-GAAP	$859	$209	$650	$42	$608	24.3%	$0.73

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.